Exhibit 16.1

July 30, 2013

United States Securities and Exchange Commission

100 F Street, N.E.

Washington D.C. 20549

Commissioners:

We have read Item 4.01 of Form 8-K dated on or around July 30, 2013 of Northwest Biotherapeutics, Inc. and are in agreement with the statements contained therein concerning our firm.

/s/ Peterson Sullivan LLP